Exhibit 21.1 — Subsidiaries of the Company as of February 15, 2007

Parent Level:	R.H. Donnelley Corporation (formerly known as The Dun & Bradstreet Corporation), a Delaware corporation; publicly traded on NYSE as “RHD”

Tier 1 Subsidiaries:	R.H. Donnelley Inc. (formerly known as The Reuben H. Donnelley Corporation), a Delaware corporation wholly owned by R.H. Donnelley Corporation

Dex Media, Inc. (formerly known as Forward Acquisition Corp, a newly formed entity established to merge with and survive Dex Media, Inc., the public holding company formerly traded on NYSE as “Dex”), a Delaware corporation wholly owned by R.H. Donnelley Corporation

LocalLaunch, Inc., an Illinois corporation wholly owned by R. H. Donnelley Corporation

Tier 2 Subsidiaries (all 100% owned by R.H. Donnelley Inc.):
DonTech Holdings, LLC*
Get Digital Smart.com Inc.**
R.H. Donnelley APIL, Inc**
R.H. Donnelley Publishing & Advertising, Inc.***
R.H. Donnelley Publishing & Advertising of Illinois Holdings, LLC*

Tier 3 Subsidiaries (both 100% owned by R.H. Donnelley Inc. and another Tier 2 subsidiary):
The DonTech II Partnership****
R.H. Donnelley Publishing & Advertising of Illinois Partnership****

Tier 2 Subsidiaries (all 100% owned by Dex Media, Inc.):

Dex Media East, Inc.**
Dex Media West, Inc.**

Tier 3 Subsidiaries (wholly owned by the relevant Tier 2 subsidiary, unless otherwise indciated)
Dex Media East LLC*
Dex Media West LLC*
Dex Media Service LLC* (owned 49% by each of Dex Media East, Inc. and Dex media West, Inc. and 2% by Dex Media. Inc.

Tier 4 Subsidiaries (wholly owned by the relevant Tier 3 subsidiary)
Dex Media East Finance Co.**
Dex Media West Finance Co.**

*	Delaware limited liability companies

**	Delaware corporations. Get Digital Smart is presently inactive.

***	Kansas corporation formerly known as Sprint Publishing & Advertising, Inc., which now does business as R.H. Donnelley Publishing & Advertising and Sprint Yellow Pages®.

****	Illinois general partnerships doing business as DonTech and R.H. Donnelley Publishing & Advertising, respectively